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                           PACKARD BIOSCIENCE COMPANY

                         MANAGEMENT STOCK INCENTIVE PLAN

                            (Effective March 4, 1997)

            1. Purpose. The purpose of this Plan is to further the best interests of Packard BioScience Company (including any successor thereto, the "Corporation") and its subsidiaries by encouraging its key employees, as is more fully set forth in Sections 5 and 6 of this Plan, to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options to Participants (as defined in Section 6 hereof).

            2. Tax Status of Options. The stock options to be granted pursuant to this Plan (hereinafter called "Options") will not be Incentive Stock Options as provided for in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            3. Option Shares; Classes of Options. The maximum number of shares of the Corporation's common stock, par value $.01 per share (the "Shares") that may be issued pursuant to options granted under this Plan shall be 612,446 subject to adjustment as provided in Section 15 hereof. Three (3) classes
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of Options may be granted under this Plan: Incentive Options, Performance
Options and Discretionary Options.

            4. Effective Date of Plan. This Plan has been adopted by the Board of Directors to be effective as of the date written on the first page hereof (the "Effective Date"), which is the date of the Closing (as that term is defined in the Recapitalization and Stock Purchase Agreement (the "Recapitalization Agreement") dated as of November 26, 1996, by and between the Corporation and certain other entities and individuals.

            5. Administration of Plan. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or by a committee designated by the Board of Directors to administer the Plan (herein called the "Compensation Committee"). The Board of Directors may authorize the Compensation Committee to exercise any and all of the powers and functions of the Board of Directors pursuant to the Plan. The interpretation and construction by the Compensation Committee or the Board of Directors of any provisions of the Plan or of any Options granted under it shall be final and conclusive. No member of the Compensation Committee or of the Board of Directors shall be liable for any action or determination made with respect to the Plan or any Options granted under it. No


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shareholder of the Corporation nor any Participant, former Participant, or any beneficiary, shall have any claim or cause of action against the Corporation or any member of the Board of Directors or the Compensation Committee on account of, or by reason of, or arising out of the exercise of such discretionary power.

            6. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall be all eligible key employees, consultants and directors of the Corporation and its subsidiaries ("Participants").

            7. Grant of Options. (a) Incentive Options: Options to purchase an aggregate of 473,420 Shares (the "Incentive Options"), subject to adjustment as provided for in Section 15 hereof, shall be granted immediately upon or subsequent to the Effective Date to the Participants and in the amounts as determined by the Board of Directors or the Compensation Committee, pursuant to Incentive Option Agreements substantially in the form attached hereto as Exhibit
A. The Incentive Options shall vest upon the terms set forth in such Incentive Option Agreements.

                  (b) Performance Options: Options to purchase an aggregate of 139,026 Shares (the "Performance Options"), subject to adjustment as provided for in Section 15 hereof, shall be granted immediately upon the Effective Date to the


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Participants and in the amounts as determined by the Board of Directors or the
Compensation Committee, pursuant to Performance Option Agreements substantially in the form attached hereto as Exhibit B.

                  (c) Discretionary Options: Additional Options (the "Discretionary Options") may be granted from time to time in the discretion of the Board of Directors or the Compensation Committee on terms and conditions set forth in agreements entered into in connection with such grants (the "Discretionary Option Agreements"). Such terms and conditions may (but shall not be required to) be identical to the terms and conditions of Incentive Option and/or Performance Options.

                  (d) Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors or by the Compensation Committee at the time of grant, subject to the provisions and limitations set forth in this Plan, including without limitation the requirement that as a condition of a grant of an Option, the proposed recipient execute a counterpart of the Stockholders' Agreement (the "Stockholders' Agreement") dated as of the Effective Date, as it may be amended from time to time, by and among the Corporation, certain other stockholders of the Corporation and the "Management Investors" (as such term is defined in the Stockholders' Agreement and


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which term includes each Participant participating in this Plan in such
Participant's capacity as an optionholder), and agree to be bound thereby as a "Management Investor." The Incentive Option Agreement, Performance Option Agreement or Discretionary Option Agreement (collectively, the "Option Agreements") for each Option shall be executed by the Chief Executive Officer, except that, in the event that the Chief Executive Officer is the recipient of any Option(s), the Option Agreement for such Option(s) shall be executed by the Secretary of the Corporation.

            8. Option Price. The purchase price for each Share covered by any Incentive Option shall be $22.25, subject to adjustment as provided in Section 15 hereof. The purchase price for each Share covered by any Performance Option shall be $27.25, subject to adjustment as provided in Section 15 hereof. The purchase price for each Share covered by a Discretionary Option shall be as set forth in the related Discretionary Option Agreement, subject to adjustment as provided in Section 15 hereof. The purchase price of an Option, as set forth in this Paragraph 8, shall be called the "Option Price."

            9. Duration of Options. (a) Each Option shall remain in effect from the date of the grant of the Option until it is terminated according to its terms or as hereinafter provided, but in no event beyond the tenth anniversary of the date


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of grant of the Option (the period when an Option is in effect is hereinafter referred to as the "Option Period").

                  (b) Except as otherwise set forth in the Option Agreement, subject to the Put Rights and Call Rights contained in the Stockholders' Agreement, and subject to Section 9(c) hereof, the Option Period of an Option shall terminate upon the date upon which the Participant holding such Option ceases to be an employee, consultant or director of the Corporation or its subsidiaries for any reason including, but not limited to, Retirement (as defined in the Stockholders' Agreement), death, Disability (as defined in the Stockholders' Agreement), Involuntary Termination (as defined in the Stockholders' Agreement) or termination for Cause (as defined in the Stockholders' Agreement).

                  (c) The expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Plan. The employment, consultancy or directorship of a Participant who has been granted Options shall not be deemed to have terminated if the Participant is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred to and becomes an employee, consultant or director of a subsidiary of the Corporation or the Corporation. If a subsidiary of the Corporation ceases to be such a subsidiary, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of such subsidiary who is not an employee, consultant


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or director of the Corporation or of another (remaining) subsidiary of the
Corporation immediately thereafter shall be deemed to have ceased on the date such subsidiary ceases to be a subsidiary of the Corporation.

                  (d) The termination of the Option Period of an Option shall not affect the Put Rights and Call Rights set forth in the Stockholders' Agreement with respect to such Option or any Shares purchased pursuant to such Options.

            10. Exercisability of Options. Each Option shall be exercisable during the period of time from the date it vests (which in the case of Performance Options shall be at the time of grant) until the end of the Option Period and shall be exercised in accordance with the terms of this Plan and the applicable Option Agreement and the Stockholders' Agreement. In the event of a conflict, the terms of the Stockholders' Agreement shall govern.

            11. Procedure for Exercise and Payment for Shares. (a) A Participant shall exercise an Option by giving notice to the Corporation in the form attached hereto as Schedule I.


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Such notice shall be deemed sufficient for this purpose only if delivered to the
Corporation at its principal office and only if it states (i) the number of Shares with respect to which the Option is being exercised, and (ii) the date, not more than ninety (90) days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made (the "Exercise Date"). The exercise of an Option shall be effective only if, on or before the Exercise Date, the Participant pays the aggregate Option Price for the Shares being purchased in cash or by certified or bank cashier's check, delivered to the principal office of the Corporation. The Corporation shall, as soon as practicable after the Exercise Date, deliver or cause to be delivered to the Participant a certificate or certificates for the number of Shares with respect to which the Option is so exercised and payment is so made, registered in the name of the exercising Participant. Until such certificates have been issued, the exercising Participant shall not have any of the rights of a shareholder of the Corporation including, without limitation, the right to vote with respect to the underlying Shares.

                  (b) Notwithstanding the foregoing, if as of the Exercise Date for an Option (i) the Corporation may not issue Shares with respect to such Option by reason of any law or contract or (ii) any law or any regulation of any commission or agency having jurisdiction shall require the Corporation or the


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exercising Participant to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the Shares shall be postponed until such issuance is permitted or full compliance has been made with all such requirements of law or regulation, as applicable; provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Corporation, at or before the time of the issuance of the Shares with respect to which exercise of an Option has been made, the exercising Participant shall deliver to the Corporation his or her written statements satisfactory in form and content to the Corporation, that he or she intends to hold the Shares so acquired by him or her on exercise of his or her Option, for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which an exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised


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and no Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board of Directors nor the members of the Compensation Committee owes a fiduciary duty to any Participant in his or her capacity as such.

            12. Cash-Out of Certain Options. Without limiting any rights of the Corporation under the Stockholders' Agreement, the Compensation Committee or the Board of Directors may cancel any outstanding Options in exchange for a cash payment, or in the discretion of the Compensation Committee or the Board of Directors payment of other property, to the Participant equal to the excess of
(x) the fair market value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received per Stonington Share (as such term is defined in the Stockholders' Agreement) by Stonington (as such term is defined in the Stockholders' Agreement) in any sale (by merger, stock purchase or otherwise) to a person which is not an affiliate of the Corporation or Stonington of all the then issued and outstanding Stonington Shares (a "Transfer Event"), over (y) the Option Price for such Options, multiplied by the number of Shares subject to such cancelled Options, in


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each case effective upon the consummation of the Transfer Event.

            13. Transferability. Options may not be transferred by the Participant except that certain contract rights under the Stockholders' Agreement (as provided therein) with respect to such Options may be transferred to the estate of a deceased Participant. Options may be exercised during the lifetime of the Participant only by such Participant.

            14. Termination of the Plan. This Plan shall terminate upon the close of business on March 4, 2007 (other than with respect to Options that have not by their terms terminated at such time with respect to which this Plan shall continue through the end of the Option Period thereof) unless it shall have sooner terminated by there having been granted and fully exercised Options covering the entire 602,446 Shares (subject to adjustment as provided for in Section 15 hereof) subject to this Plan.

            15. Adjustments. In the event of the declaration of any stock dividend on the Shares of the Corporation or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, spin-off, split-up, extraordinary dividend, combination or exchange of the Shares or like adjustment, the number and


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type of securities or other property available pursuant to this Plan and the number and type of securities or other property subject to any Option granted or to be granted pursuant to this Plan, and the Option Prices, shall be adjusted by appropriate changes in this Plan and in any outstanding Options (including the substitution of cash or other property for Shares). Any such adjustment to the Plan or to Options or Option Prices shall be made by action of the Board of Directors or the Compensation Committee, whose determination shall be conclusive.

            16. Amendment or Discontinuance of the Plan. The Board of Directors or the Compensation Committee may amend or terminate this Plan and may amend any Option granted pursuant to this Plan at any time; provided that no amendment or termination may adversely affect a Participant's rights to or interest in any Option previously granted under this Plan unless such Participant shall have agreed thereto in writing.

            17. Initial Public Offerings. Notwithstanding anything contained herein to the contrary, if the Corporation proposes to effect an Initial Public Offering and if the appropriate securities regulatory authority or stock exchange determines that in order for the Initial Public Offering to proceed, it would be necessary to reduce the number of issued options or the term of such issued options, then the Board of Directors or the Compensation Committee may:
(i) require the holders of Options to either exercise Options or agree to the cancellation


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of such Options so that after such exercise or cancellation the number of issued
Options is no more than the maximum number permitted by such appropriate regulatory authorities or stock exchange; or (ii) shorten the Option Period of any Option to the extent necessary to comply with applicable law or stock exchange requirements, as the case may be. For the purposes of effecting such amendment, the Options to be affected and the order that they shall be affected shall be as follows: first, Discretionary Options granted to Participants who have been granted Incentive Options or Performance Options; second, Incentive Options; third, Performance Options; and fourth, Discretionary Options not covered in first above. To the extent that any such Options shall be required to be exercised or cancelled, the determination as to whether to exercise or cancel such Options shall be made by the holder thereof in his or her sole discretion. In addition, the allocation of Options that are required to be exercised or cancelled among the holders of each category of Options shall be pro rata among such holders, except to the extent a holder agrees in writing to the exercise or cancellation of a disproportionately large number of his or her Options in that category.

            18. Repurchased Options and Repurchased Shares Attributable Thereto. Options, and the Shares attributable to such Options, which have been repurchased by the Corporation pursuant to the Put Rights and Call Rights contained in the


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Stockholders' Agreement on account of the termination of employment, consultancy or directorship of Participants shall again be available for issuance under this Plan and subject to the terms of the Stockholders' Agreement as Discretionary Options (thereby increasing the aggregate number of Discretionary Options available for grant pursuant to Section 3 hereof).

            19. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Option hereunder, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation hereunder shall be conditional on such payment or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the Participant.


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                                   SCHEDULE I

                                                               Date:____________

Attention:  Secretary

            Re: Exercise of Stock Option

To Whom It May Concern:

            Pursuant to the terms of the Option Agreement between us dated __________, in which you have granted to me a _______________ [insert Incentive Option, Performance Option, or Discretionary Option, as the case may be] to purchase a certain number of the shares of Common Stock, par value $.01 per share (the "Shares"), of Canberra Industries, Inc., a Delaware corporation (the "Corporation"), on certain terms and conditions, I hereby give notice that I elect to exercise such options to the extent of ______ Shares at $______ [Insert purchase price of Options as adjusted at the time of exercise] per Share (the "Purchased Shares"). In full payment of the option price for the Purchased Shares provided in the Option Agreement, I agree to deliver on ___________ (the "Closing Date") [not to exceed 90 days from the date of this notice] a certified or bank cashier's check to the order of the Corporation or cash in the amount of $________ for such exercise. I also agree to pay on the Closing Date an additional amount equal to any withholding obligation the Corporation may have as a result of this exercise or with respect to the Purchased Shares.

            I hereby covenant and agree that I am acquiring the Purchased Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). I further covenant and agree that I shall not dispose of any of the Purchased Shares in any transaction or transactions which, in the opinion of counsel to the Corporation, may violate the Securities Act, or the rules and regulations thereunder or any applicable state securities, or "blue sky," laws.

            I further covenant and agree that, if any of the Purchased Shares are registered under the Securities Act, no public offering (otherwise than on a national securities exchange,
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as defined in the Securities Exchange Act of 1934, as amended) of any of the
Purchased Shares will be made by me or by any successor under such circumstances that I or such successor may be deemed an underwriter, as defined in the Securities Act.

            I agree with respect to the Purchased Shares I receive as a result of this exercise to continue to be bound by all the terms, to the extent applicable at the Closing (as defined in the Stockholders' Agreement (the "Stockholders' Agreement") dated as of ________ ___, 1997 by and among the Corporation, certain other stockholders of the Corporation and the Management Investors (as such term is defined in the Stockholders' Agreement)), of the Stockholders' Agreement.

            I understand that the Corporation may endorse upon the certificate or certificates representing the Purchased Shares such legends referring to the foregoing restrictions, or any other applicable restrictions, as it may deem appropriate.

                                        Very truly yours,


                                        ___________________________________
                                              (Signature)


                                        ___________________________________
                                              (Print Name)


                                        ___________________________________
                                               (Address)


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